SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made as of September
30, 1999 by and between DYNAMICS RESEARCH CORPORATION, a Massachusetts corporation having its principal place of business and chief executive office at 60 Frontage Road, Andover, Massachusetts, (the "Company"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (the "Secured Party"), as agent for the Lenders from time to time party to the Credit Agreement, and their respective successors and assigns, the "Lenders").
The Secured Party in its capacity as Agent for the Lenders, is sometimes referred to herein as the "Agent", which term shall also be deemed to include any other party acting as agent for the Lenders hereunder.

                          Preliminary Statement

     WHEREAS, the Company and certain of its Affiliates (such Affiliates, together with the Company, being referred to herein as the "Borrowers") and the Agent and the Lenders have entered into a Second Amended and Restated Revolving Credit Agreement of even date herewith (as amended, modified, extended and/or supplemented from time to time, the "Credit Agreement"; capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement) pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans to the Borrowers (collectively, the "Loans"); such Loans are evidenced by the Borrowers' Amended and Restated Revolving Credit Note of even date herewith payable to the order of the Agent, for the benefit of the Lenders (as such Note may be amended, modified, supplemented and/or extended from time to time, the "Note"); and

     WHEREAS, the obligation of the Lenders to enter into the Credit Agreement and make the Loans described therein is subject to the conditions, among others, that the Company execute and deliver this Agreement and grant to the Secured Party the security interest hereinafter described;

     NOW, THEREFORE, in consideration of the willingness of the Secured Party and the Lenders to enter into the Credit Agreement and, subject to the terms and conditions set forth therein, to make Loans to the Borrowers pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings set forth in the Credit Agreement. In addition to the descriptions contained in 2 hereof, the items of Collateral referred to therein shall have all of the meanings ascribed to them in the Uniform Commercial Code as in effect from time to time in The Commonwealth of Massachusetts (the "UCC") .


2. Security Interest. As security for the Secured Obligations described in 3 hereof, the Company hereby assigns, pledges and grants to the Secured Party a continuing security interest in and lien on and pledges and assigns for security purposes to the Secured Party, all of the Company's right, title and interest in and to all tangible and intangible personal property and fixtures, wherever located and whether now owned or existing or hereafter acquired or arising, together with any and all additions and accessions thereto and products and proceeds thereof (hereinafter referred to collectively as the "Collateral"), including, without limiting the generality of the foregoing, the following properties, assets and rights of the Company:

     (a) all inventory (as defined in the UCC) in all of its forms, wherever located, now or hereafter existing, and (whether or not included in such definition) (i) all raw materials and work in process, finished goods, and materials used or consumed in the manufacture or production thereof, (ii) goods in which the Company has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Company has an interest or right as consignee), and (iii) goods which are returned to or repossessed by the Company, and all accessions thereto and products thereof and documents therefor (collectively referred to herein as "Inventory");

     (b) all accounts, documents and contract rights of the Company (as each may be defined in the UCC), and (whether or not included in such definitions) all rights of the Company to payment for goods sold or leased or for services rendered, all accounts receivable of the Company, all obligations owing to the Company and evidenced by an instrument or chattel paper, all rights of the Company to payment under a contract not yet earned by performance and not evidenced by an instrument or chattel paper, all obligations owed to the Company of any kind or nature including all writings, if any, evidencing the same, including all instruments, drafts, acceptances and chattel paper, and all proceeds of any of the foregoing. There is further included within the term "Accounts" all right, title and interest of the Company in and to the Inventory which gave rise to any account (including the right of stoppage in transit), all guaranties of, and security and liens with respect to any account (collectively referred to herein as "Accounts");

     (c) all of the following, to the extent not included in "Accounts": agreements with each manufacturer, vendor, sales agent, sales representative and each other Person pursuant to which the Company receives, maintains, sells, leases or otherwise disposes of Inventory, including all agreements permitting the use of each such Person's name, logo, trademarks, trade names and advertising;

     (d) all equipment (as defined in the UCC), and (whether or not included in such definition) all vehicles, machinery, tools, parts, furniture, furnishings and supplies of every nature, wherever located, all additions, accessories and improvements thereto and substitutions therefor and all accessories, parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, together with all accessions thereto, and all rights under or arising out of present or future contracts relating to the foregoing (collectively referred to herein as "Equipment");

     (e) all property so related to particular real estate that an interest in it arises under the real estate law of the jurisdiction in which such Collateral is located, including all equipment, fixtures and articles of personal property now or hereafter attached to or used in or about any building or buildings now erected or hereafter to be erected on any real property now or hereafter owned or leased by the Company (the "Property"), which are necessary to the complete and comfortable use and occupancy of such building or buildings for the purposes for which they were or are to be erected; all materials to be delivered to the Property and used or to be used in connection with the construction of any building to be constructed on the Property, including, but not limited to, all masonry, siding, roof shingles, flooring, doors, windows, tile, shutters, stoves, ovens, awnings, screens, cabinets, shades, blinds, carpets, draperies, furniture, furnishings, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, cooking, laundry and incinerating equipment and all fixtures and appurtenances thereto, and such other goods and chattels and personal property as are ever used or furnished in operating such buildings or the activities conducted therein, and all building materials and equipment now or hereafter delivered to the Property and intended to be installed thereon (collectively referred to herein as "Fixtures");

     (f) all general intangibles (as defined in the UCC), and (whether or not included in such definition) all copyrights, trademarks, trade names, service marks, patents, inventions, processes, production methods, proprietary information and know-how, and all licenses or other agreements granted to the Company with respect to any of the foregoing, all information, customer lists, advertising lists, advertising contracts, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, telephone numbers and telephone listings, catalogs, books, records, computer and automatic machinery software and programs and the like pertaining to operations by or the business of the Company, all field accounting information and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, all rights to receive return of deposits and trust payments, all rights to payment under letters of credit and similar agreements; all tax refunds (including, without limitation, all federal and state income tax refunds and benefits of net operating loss carry forwards); and all causes of action, rights, claims and warranties now or hereafter owned or acquired by the Company (collectively referred to herein as "General Intangibles");

     (g) all of the following, to the extent not included in "General Intangibles": trade secrets, all know-how, inventions, processes, methods, information, data, plans, blueprints, specifications, designs, drawings, engineering reports, test reports, materials standards, processing standards and performance standards, and all computer and automatic machinery software and programs related thereto, and all licenses or other agreements to which the Company is a party with respect to any of the foregoing (collectively referred to herein as "Trade Secrets");


     (h) all instruments and letters of credit (each as defined in the UCC), and (whether or not included in such definitions) all promissory notes, drafts, bills of exchange and trade acceptances
(collectively referred to herein as "Instruments");

     (i) all writings which evidence both a monetary obligation and a security interest in or a lease of specific goods (collectively referred to herein as "Chattel Paper");

     (j) all documents, warehouse receipts, bills of lading, including, without limitation, documents of title (as defined in the UCC) or other receipts covering, evidencing or representing any property described in this 2 (collectively referred to herein as "Documents");

     (k) all Accounts, Chattel Paper, Documents, Instruments, deposit accounts, General Intangibles, and other obligations of any kind owing to the Company, now or hereafter existing, arising out of or in connection with, the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, Instruments, deposit accounts, General Intangibles, or obligations (any and all such Accounts, Chattel Paper, Documents, Instruments, deposit accounts, General Intangibles, and obligations being collectively referred to herein as the "Receivables");

     (l) all authorizations, licenses, permits, franchises and other similar rights now or hereafter owned by or assigned or granted to the Company (collectively referred to herein as "Licenses");

     (m) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with any property described in this 2, including, without limitation, any such rights, claims or benefits against any Person storing or transporting any property described in this 2;

     (n) the balance of every deposit account of the Company
(i) under control of the Secured Party, the Lenders and their respective Affiliates or (ii) held by a third party, and any other claim of the Company against the Secured Party or any of its Affiliates, now or hereafter existing, liquidated or unliquidated, and all money, Instruments, securities, Documents, Chattel Paper, credits, claims, demands, income, and any other property, rights and interests of the Company which at any time shall come into the possession, or custody or under the control of the Secured Party or any of its respective agents, Affiliates or correspondents to secure the obligations set forth in 3, and the proceeds thereof (the Secured Party and its Affiliates shall be deemed to have possession of any of the Collateral in transit or set apart for it or any of its agents, Affiliates or correspondents);

     (o) all investment property, security entitlements, securities accounts and financial assets, as each such term is defined in the UCC (collectively referred to herein as "Investment Property");

     (p) payments under insurance policies (whether or not the Secured Party is the loss payee thereof), and all insurance policies and bonds and claims and payments thereunder;

     (q) all property similar to any property or asset described above hereafter acquired by the Company; and

     (r) any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and cash held by the Secured Party;

     provided, however, that notwithstanding the foregoing provisions of this 2, the payment and performance of the Secured Obligations shall not be secured by:

     (i) any contract, license, permit or franchise that validly prohibits the creation by the Company of a security interest in such contract, license, permit or franchise (or in any rights or property obtained by the Company under such contract, license, permit or franchise); provided, however, that the provisions of this clause
(i) shall not prohibit the security interests created by this Agreement from extending to the proceeds of such contract, license, permit or franchise (or such rights or property) or to the monetary value of the good will and other general intangibles of the Company relating thereto; or

     (ii) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that the provisions of this clause (ii) shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Company relating thereto.

     In addition, in the event the Company disposes of assets to third parties in a transaction permitted by the Credit Agreement, such assets, but not the proceeds or products thereof, shall be released from the lien of the Collateral.

3. Secured Obligations. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of the Company (herein called the "Secured Obligations"):

     (a) principal of and premium, if any, and interest on the Note (including, without limitation, the payment of interest and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended);


     (b) any and all other obligations of the Company to the Secured Party and/or the Lenders under the Credit Agreement, the Security Documents, the other Loan Documents or under any agreement or instrument relating thereto, all as amended from time to time and whether executed prior to, on or after the date hereof, whether for principal, interest, fees, premiums, expenses, indemnification or otherwise; and

     (c) any and all other obligations, liabilities and indebtedness of the Company to the Secured Party and/or the Lenders, whether now existing or hereafter arising.

4. Warranties and Covenants of Company. The Company hereby warrants and covenants to the Secured Party that:

     (a) The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of the Company, have been duly authorized by the Company and all necessary corporate actions have been taken by the Company and are not in violation of any applicable law, and do not constitute a breach of or default under any of the provisions contained in the Company's charter or bylaws or under any material agreement or obligation to which the Company is a party or by which it or any of its properties are bound.

     (b) The Company is the owner of the Collateral. Except for (i) the security interest created hereunder and (ii) liens permitted under the Credit Agreement, the Collateral is free and clear of all claims, mortgages, pledges, liens, security interests or encumbrances and the Company will defend the Secured Party's security interest in and rights to the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

     (c) The address shown at the beginning of this Agreement is the principal place of business and chief executive office of the Company and will not be changed unless thirty (30) days' prior written notice is provided to the Agent in the manner required in the Credit Agreement. All of the Company's additional places of business, if any, and all other locations of Collateral having an aggregate fair market value greater than $10,000 (including without limitation any Collateral located or stored at warehouses) are listed in Schedule I attached hereto or have been provided to the Secured Party from time to time. The Company will not change the location of any Collateral except under circumstances where the Secured Party at all times retains a first priority perfected lien in the Collateral, or make any change in the Company's name or conduct the Company's business operations under any fictitious business or trade name, without, in any such case, at least thirty (30) days' prior written notice to the Secured Party in the manner required in the Credit Agreement.

     (d) The Company will not, to the extent prohibited by the Credit Agreement, sell, offer to sell, lease or otherwise transfer, convey or dispose of any of the Collateral or any interest therein except sales of Inventory in the ordinary course of business.


     (e) The Company will not, to the extent prohibited by the Credit Agreement, pledge, mortgage or create or suffer to exist a security interest in or lien on the Collateral, or permit or suffer to exist the issuance of any attachment, trustee process or execution against the Collateral in favor of any person, other than the Secured Party.

     (f) The Company will keep the Collateral in good order and repair (ordinary wear and tear excepted) and insured as provided in the Credit Agreement. The Company will not use the Collateral in violation of any insurance policy thereon or any applicable law the violation of which could reasonably be expected to have a Material Adverse Effect on the Company. The Company will pay promptly when due all taxes, assessments and governmental charges payable by the Company on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in the Credit Agreement. The Secured Party may at its option (provided that the Secured Party shall notify the Company prior to taking any such action if an Event of Default shall not then exist and be continuing) discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject (including in respect of FICA and withholding taxes), and may, upon the failure of the Company so to do in compliance with the terms of this Agreement and the Credit Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and the Company agrees to reimburse the Secured Party on demand for any payments made or expenses incurred by the Secured Party pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

     (g) The Company will promptly execute and deliver to the Secured Party such financing statements, certificates, and other agreements, documents or instruments as the Secured Party may deem necessary or advisable to enable the Secured Party to perfect, protect or from time to time renew any security interest, pledge or assignment granted hereby or purported to be granted hereby, and the priority thereof, and, to the extent provided in the Credit Agreement, to comply with the Assignment of Claims Act and all other applicable laws and regulations, including, without limitation, such financing statements, certificates and other documents as the Secured Party may deem necessary or advisable to perfect a security interest in any additional Collateral hereafter acquired by the Company (including but not limited to Collateral acquired in any acquisition permitted under the Credit Agreement) or in any replacements or proceeds thereof. The Company hereby irrevocably authorizes and appoints the Secured Party, to the fullest extent permitted by applicable law, to execute such financing statements, certificates and other documents in its stead, with full power of substitution, as the Company's attorney-in-fact provided that a copy thereof be promptly delivered to the Company. The Company further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement.

     (h) The Company will give the Secured Party prior notice of each office of the Company (other than the principal place of business set forth above) at which records of the Company pertaining to all items of Collateral are kept. Except as such notice is given and unless otherwise permitted by the Credit Agreement, the Company's records concerning all Collateral are and will be kept at the address shown at the beginning of this Agreement as the principal place of business of the Company or at the locations set forth in Schedule I attached hereto.

     (i) The Company shall accord the Secured Party and its representatives with such access as the Secured Party may from time to time require, upon reasonable notice, to all properties owned or leased by the Company. The Secured Party and its representatives shall have the right and the Company will permit the Secured Party and such representatives (upon reasonable notice) to examine, inspect, copy and make extracts from any and all of the Collateral.

     (j) If any Inventory is in the possession of any of the Company's agents or processors, the Company shall at Secured Party's request notify them of the Secured Party's security interest therein and, at the Secured Party's request following an Event of Default, instruct them to hold the same for the Secured Party's account and subject to its instructions. A physical listing of all the Inventory (including without limitation equipment and machinery) shall be taken by the Company whenever requested by the Secured Party following and during the continuance of an Event of Default.

     (k) Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement included in the Collateral to be observed or performed by the Company thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or any other Security Document or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action, to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times unless the Secured Party shall have foreclosed upon such Collateral in accordance with the terms of the Loan Documents and applicable law. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

     (l) Upon the occurrence and during the continuance of any Event of Default hereunder, the Company will (i) mark conspicuously all items of Chattel Paper included in the Receivables and, at the request of the Secured Party, each of its records pertaining to the Collateral with the following legend:

     THIS INSTRUMENT IS SUBJECT TO A SECURITY INTEREST AND LIEN PURSUANT TO A SECURITY AGREEMENT DATED SEPTEMBER 30, 1999 (AS THE SAME MAY BE AMENDED, MODIFIED OR RESTATED) IN FAVOR OF BROWN BROTHERS HARRIMAN & CO., AS AGENT.


or such other legend, in form and substance satisfactory to and as specified by the Secured Party, indicating that such Chattel Paper or Collateral is subject to the pledge, assignment and security interest granted hereby, and (ii) if any Collateral shall be evidenced by a promissory note or other Instrument or be Chattel Paper, deliver and pledge to the Agent such note, Instrument or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent. If any Collateral shall be evidenced by a promissory note or other Instrument at anytime, the Company shall deliver and pledge to the Secured Party hereunder such note, or Instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Secured Party.

     (m) In addition to such other information as shall be specifically provided for herein, the Company shall, to the extent it lawfully may, furnish to the Secured Party such other information with respect to the Collateral as the Company may lawfully do so and as the Secured Party may reasonably request from time to time including, without limitation, copies of, or during the continuance of an Event of Default, originals of all documents and things in the Company's possession, or subject to its demand for possession, related to the production and sale by the Company, or any subsidiary, licensee or subcontractor thereof, of products or services sold by or under the authority of the Company, including, without limiting any other provision of this Agreement: (i) all lists and ancillary documents which identify and describe any of the Company's customers, or those of its Subsidiaries or licensees, for products sold or services rendered, including without limitation, such existing lists and ancillary documents which contain each customer's full name and address, the identity of the Person having the principal responsibility on each customer's behalf for ordering products or services of the kind supplied by the Company, and the credit, payment, discount, and other payment terms applicable to such customer; and (ii) all product and service specification documents. In connection with its enforcement of the security interest, the Secured Party may use such information or transfer it to any assignee of the Secured Party for such assignee's use.

     (n) The Company shall promptly notify the Secured Party of any material adverse change in the Company's financial condition, of the financial condition of any Affiliate, or of any condition or event which constitutes a breach or event of default under this Agreement or the Loan Documents, or any litigation, arbitration proceeding, or governmental proceeding material to the Company, in each case as provided in the Credit Agreement.

     (o) The Company represents and warrants that all Eligible
Raw Materials will be of good and merchantable quality, free of any known defects, and shall not be subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties, and the sale or other disposition of Eligible Raw Materials by the Secured Party shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Company is a party and/or the Eligible Raw Materials is subject.

     (p) The Company acknowledges and agrees that the statements contained in the Preliminary Statement of this Agreement are true and correct.


5. Delivery of Pledged Collateral. Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Secured Party all negotiable and non-negotiable instruments (including certificated securities but excluding any of the Company's customer contracts) pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank. All negotiable or non-negotiable instruments (including certificated securities) hereafter acquired by the Company shall be promptly delivered to the Secured Party pursuant hereto, shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Secured Party. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Secured Party or one or more nominees of the Secured Party with the issuer of such securities or other appropriate book-entry facility or financial intermediary with the Secured Party having at all times the right to obtain definitive certificates (in the Secured Party's name or in the name of one or more of its nominees), all to be held as Collateral hereunder. The Company hereby acknowledges that the Secured Party may, in its discretion, appoint one or more financial institutions to act as the Secured Party's agent in holding custodial account instruments or other financial assets in which the Secured Party is granted a security interest hereunder.

6.   Special Provisions Concerning Government Contracts, Accounts
Receivable, Chattel Paper and Inventory.

     (a) The Company will notify the Secured Party of any Government Contract to which it is a party, and on request of the Secured Party will comply with the Assignment of Claims Act, all as provided in the Credit Agreement.


     (b) The Company hereby irrevocably appoints the Secured
Party the true and lawful attorney of the Company with full power of substitution, in the name of the Secured Party or in the name of the Company or otherwise, for the sole benefit of the Secured Party but at the sole expense of the Company, following notice to and demand upon the
Company: (i) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of the Receivables or any of them; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Receivables or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto; (iii) to defend any suit, action or proceeding brought against the Company with respect to any Receivables or the goods which have given rise thereto; (iv) to settle, compromise or adjust any suit, action or proceeding described in clause (ii) or (iii) above, and, in connection therewith, to give such discharges or releases as the Secured Party may deem reasonably appropriate; (v) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing or securing the Receivables or any of them; (vi) to receive and open all mail addressed to the Company and to notify the post office authorities to change the address of delivery of mail addressed to the Company to such address, care of the Secured Party, as the Secured Party may designate; and (vii) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with any Receivable or the goods which have given rise thereto as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; provided, however, that the foregoing rights granted to the Secured Party pursuant to this subsection (b) shall not be exercised by the Secured Party unless an Event of Default shall have occurred and be continuing. The powers conferred on the Secured Party by this Agreement are solely to protect any interest of the Secured Party and shall not impose any duty upon the Secured Party to exercise any such power, and if the Secured Party shall exercise any such power, it shall be accountable only for amounts that it actually receives as a result thereof and shall not be responsible to the Company except for willful misconduct or gross negligence. The Secured Party shall be under no obligation to take steps necessary to preserve the rights in any Collateral against prior parties but may do so at its option. The Secured Party may at its option at any time after an Event of Default shall have occurred transfer to itself or to its nominee any securities held as Collateral hereunder and receive the income thereon and hold the same as Collateral hereunder to the extent permitted by applicable law.

     (c) The Company shall promptly provide the Secured Party upon request the information necessary for the Secured Party to verify the Company's accounts receivable. Upon the occurrence and during the continuance of an Event of Default, the Company authorizes the Secured Party to notify or to require the Company to notify account debtors obligated on any or all of the Company's accounts receivable, whether now existing or hereafter arising, to make payment directly to the Secured Party, and, in that event, authorizes the Secured Party to take possession of all proceeds of any Accounts in the Company's possession and to take any other steps which the Secured Party deems necessary or advisable to collect any or all such Receivables or other Collateral or proceeds thereof.

     (d) All powers of attorney set forth in this Agreement, are coupled with an interest and shall be irrevocable until the Secured Obligations have been indefeasibly paid in full in cash.

7. Fixtures. It is the intention of the parties hereto that no item of the Collateral shall become a fixture.

8. Events of Default. The Company shall be in default under this Agreement upon the happening of any of the following events or conditions (herein called "Events of Default"):

     (a) Any Event of Default (as defined or provided in the Credit Agreement or in any other Loan Document) shall occur; or


     (b) There shall be a breach by the Company of any term or provision (other than those contained in 8(a) above) contained herein which is not cured within ten (10) days after written notice thereof to the Company by Secured Party, or any representation and/or warranty made by or on behalf of the Company in this Agreement or in any document executed or delivered from time to time in connection herewith is untrue or misleading in any material respect, as of the time made.

9. Rights and Remedies of Secured Party. In the event that any Event of Default shall have occurred and be continuing, such Event of Default not having previously been remedied or cured, and following any notice to the Company provided under the Credit Agreement, the Secured Party may declare all of the Secured Obligations to be immediately due and payable and shall thereafter have the following rights and remedies, which, except as provided herein or in the Credit Agreement, shall be without further notice, protest, presentment, or demand, all of which are expressly waived by the Company:

     (a) all rights and remedies provided by law, including, without limitation, those provided by the UCC;

     (b) all rights and remedies provided in this Agreement; and

     (c) all rights and remedies provided in the Credit
Agreement, the Security Documents or in any other Loan Document, or other agreement, document or instrument pertaining to the Secured Obligations.


10.  Right of Secured Party to Dispose of Collateral, etc.
Without limiting the scope of 9 hereof, upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been remedied or cured, but subject to the provisions of the UCC or other applicable law, the Secured Party shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Secured Party may require the Company to make the Collateral (to the extent the same is moveable) available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Company at least ten (10) days' prior written notice at the address of the Company set forth in the Credit Agreement (or at such other address or addresses as the Company shall specify in writing to the Secured Party) of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition of Collateral is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine and any surplus shall be returned to the Company or to any person or party lawfully entitled thereto (including, if applicable, any subordinated creditors of the Company). In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Company will be liable for the deficiency, together with interest thereon, at the rate provided in the Credit Agreement, and for the reasonable costs and expenses of collection of such deficiency, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

     The Company hereby grants to the Secured Party a non-exclusive worldwide and royalty-free irrevocable license to, following the occurrence and during the continuance of an Event of Default, use, apply, affix and otherwise exploit any trademark, franchise, trade name, copyright, logo or the like in which the Company now or hereafter has rights, such license being with respect to the exercise by the Secured Party of its rights and remedies. Such irrevocable license shall terminate when all of the Secured Obligations have been paid in full in cash. All of the Secured Party's rights and remedies hereunder are cumulative, not exclusive, and enforceable successively, alternatively or concurrently, at such time or times as the Secured Party deems expedient.

11.  Right of Secured Party to Use and Operate Collateral.


     (a) Upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other applicable law, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Company and all persons claiming under the Company wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Company, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Party may reasonably deem proper. In any such case the Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Company in respect thereto as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. The reasonable costs and expenses of collection, including, without limitation, attorneys' fees, shall be borne by the Company. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable attorneys' fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus shall be returned to the Company or to any person or party lawfully entitled thereto (including, if applicable, any subordinated creditors of the Company).

     (b) After the occurrence and during the continuance of an Event of Default, the Agent may seek to secure the appointment of a receiver of the Collateral or any part of thereof (to the extent and in the manner provided by applicable law).


12. Waivers, etc. The Company hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Party's rights hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Company or to any account debtor in respect of any Receivable, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any Account Receivable or other Collateral, the acceptance of partial payments on any Secured Obligation or on any Receivable or other Collateral and/or the settlement or compromise thereof. The Company also hereby waives, to the extent permitted under applicable law, any rights and/or defenses the Company may have under any anti-deficiency laws or other laws limiting, qualifying or discharging the Secured Obligations and/or the Secured Party's remedies against the Company, any rights, defenses and other benefits the Company may have by reason of any election made by the Secured Party under the Massachusetts UCC or any other applicable state's UCC or protection afforded to the Company pursuant to the antideficiency laws of any state purporting to limit the amount of any deficiency judgment. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. The Company further waives, to the extent permitted under applicable law, any right it may have under the constitution of The Commonwealth of Massachusetts (or under the constitution of any other state in which any of the Collateral may be located), or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Secured Party and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Company's waivers under this section have been made voluntarily, intelligently and knowingly and after the Company has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.
The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

13.  Termination; Assignment, etc.  Subject to 14, this
Agreement and the security interest in the Collateral created hereby shall automatically terminate when all of the Secured Obligations have been indefeasibly paid in full in cash (provided that the Secured Party and the Lenders are no longer obligated to make Loans under the Credit Agreement).
 The Secured Party agrees to (i) waive its security interest in any collateral sold, transferred or disposed of if such sale, transfer or disposition is permitted under the Credit Agreement, provided that the proceeds of any such sale must be disbursed to the Lenders to the extent required by the Credit Agreement, and (ii) execute any filings required in connection therewith. No waiver by the Secured Party of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it, the Secured Party may assign or transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations as and to the extent provided in the Credit Agreement, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder, and the Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder arising from and after the effective time of such assignment or transfer with respect to the rights and interests so assigned.

14. Reinstatement. Notwithstanding the provisions of 13, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Collateral is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Person from time to time liable in respect of the Secured Obligations, or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or any such other Person or any substantial part of its or their properties, or otherwise, all as though such payments had not been made.


15. Governmental Approvals, etc. Upon the occurrence and during the continuance of an Event of Default and the exercise by the Secured Party of (or decision by the Secured Party to exercise) any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Company will, to the extent it may lawfully do so, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that may be required for such governmental consent, approval, registration, qualification or authorization. In the event the Company fails to take any such action, the Company hereby irrevocably authorizes and appoints the Secured Party to execute and deliver, to the extent it may lawfully do so, such documents in its stead, with full power of substitution, as the Company's attorney-in-fact.

16. Notices. Except as otherwise provided herein, notice to the Company or to the Secured Party shall be deemed to have been sufficiently given or served for all purposes hereof if given to the parties and in the manner specified in the Credit Agreement.

17. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the Secured Party and the Company and their respective successors and assigns permitted under the Credit Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The section headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Company here from, shall in any event be effective unless the same shall be in writing and signed by the Secured Party.

18.  Governing Law; Jurisdiction; Waiver of Jury Trial.  This
Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of law principles). The Company and the Agent, to the extent that they may lawfully do so, hereby consent to service of process, and to be sued, in The Commonwealth of Massachusetts and consent to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of this Agreement or any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company and the Agent further agree that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at their respective addresses set forth in the Credit Agreement or as otherwise provided under the laws of The Commonwealth of Massachusetts. Each of the Company and the Agent irrevocably waives all right to a trial by jury in any suit, action or other proceeding instituted by or against the Company in respect of its obligations hereunder or the transactions contemplated hereby.


19. Indemnification. The Company shall indemnify, defend and hold the Secured Party and the Lenders harmless of and from any claim, loss or liability brought or threatened against the Secured Party by the Company, any guarantor or endorser of the Secured Obligations, or any other Person (as well as from reasonable attorneys' fees and expenses in connection therewith) growing out of or resulting from this Agreement and any other Loan Document except for claims, loses or liabilities related to such person's gross negligence or willful misconduct. The Company agrees that upon written notice by the Secured Party of the assertion of such a claim, loss or liability, the Company shall assume and keep current all costs and expenses incurred by the Secured Party in connection with the defense thereof.

20.  Specific Performance.  The Company stipulates that the
Secured Party's remedies at law, in the event of any demand by the Secured Party (following the expiration of 30 days after written notice to the Company) upon the occurrence of and during the continuance of any Event of Default by the Company in the performance of or compliance with any of the terms and provisions of this Agreement on its part to be observed or performed, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement or provision contained herein or by an injunction against a violation of any of the terms of provisions hereof or otherwise.


     IN WITNESS WHEREOF, the parties have executed this Security Agreement as a sealed instrument as of the date first above written.


DYNAMICS RESEARCH CORPORATION



By: /s/ Albert Rand
Name:   Albert Rand
Title:  President
Duly Authorized



per pro BROWN BROTHERS HARRIMAN & CO.,
for itself and as Agent for the Lenders



By: /s/ Timothy T. Telman
Name:   Timothy T. Telman
Title:  Deputy Manager
Duly Authorized